Exhibit 31.2

CERTIFICATIONS OF CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 302 OF SARBANES-OXLEY ACT

I, Richard L. Voliva III, certify that:

1. I have reviewed this annual report on Form 10-K/A Amendment No. 1 of HollyFrontier Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2022	By:	/s/ Richard L. Voliva III
Richard L. Voliva III
Executive Vice President and
Chief Financial Officer
(principal financial officer)